Exhibit 10.1

2011 Executive Officer Compensation

On January 21, 2011, the Compensation Committee of the Board of Directors of Volterra Semiconductor Corporation (the “Company”) approved certain compensation matters for its executive officers.

The Compensation Committee did not change base salaries for the executive officers from existing levels, but did approve: (i) 2011 option grants; (ii) bonuses under the Company’s 2010 Management Bonus Plan and (iii) additional performance based bonuses for individual performance in 2010:

Name and Title	2011 Option Grants	2010 Bonus	Additional Performance Bonus
Jeff Staszak
President and Chief Executive Officer	140,000	$346,500	$75,000

Mike Burns
Vice President, Finance and Chief Financial Officer	33,000	$150,000

Bill Numann
Senior Vice President, New Product Development	40,000	$141,000	$40,000

Craig Teuscher
Senior Vice President, Operations, Mnfg. Eng. & Quality Assurance	40,000	$144,000	$30,000

Tom Truman
Vice President, World Wide Sales	33,000	$107,625	$25,000

Under the Company’s standard option grant procedures, these option grants shall be made on the fourth business day following the release of the Company’s Q4 2010 earnings information.

2011 Non-Employee Director Compensation

On January 21, 2011, the Company’s Board of Directors, upon the recommendation of the Compensation Committee, revised the cash compensation of the non-employee directors, to increase the annual cash retainer for the Chairman of the Board of Directors from $10,000 to $20,000 and to increase the annual cash retainer for each member of the Board of Directors from $25,000 to $35,000.

Following these approvals, the annual cash retainer for service on the Company’s Board and Committees shall be:

Chairman of the Board of Directors:	$20,000
Member of Board of Directors:	$35,000
Member of Audit Committee: *	$7,000
Member of Compensation Committee: *	$3,500
Member of Nominating and Governance Committee:*	$2,500
Audit Committee Chair:*	$15,000
Compensation Committee Chair:*	$7,000
Nominating and Governance Committee Chair:*	$5,000

*	represents no change from previously approved compensation